QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.5

WARRANT AGREEMENT

        This Warrant Agreement ("Agreement") is executed as of this day of , 2004 by Treaty Oak Bancorp, Inc., a Texas corporation ("Company"), in favor of the persons listed on Exhibit A (each, an "Initial Holder"), in accordance with the terms and subject to the conditions set forth in this Agreement.

        WHEREAS, in recognition of the financial risks undertaken by the initial shareholders of the Company, the Company desires to grant to each Initial Holder warrants to purchase shares of common stock of the Company (each, a "Warrant" and, collectively, the "Warrants") equal to one warrant for each five shares purchased in the initial offering of common stock of the Company.

        NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company and, by acceptance of a Warrant, each Holder (as defined herein) agree as follows:

        1.    Grant of Warrants.    Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Initial Holder the number of Warrants set forth beside his name on Exhibit A. Each Warrant initially shall be exercisable for one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Company ("Share"), subject to adjustment as provided in Section 11 of this Agreement. The Initial Holders and all subsequent registered holders of the Warrants (each, a "Holder" and, collectively, the "Holders") shall have the rights and obligations set forth in this Agreement.

        2.    Warrant Certificates.    Each Warrant shall be evidenced by a warrant certificate, which shall be substantially in the form attached to this Agreement as Exhibit B ("Warrant Certificate"). Each Warrant Certificate shall have such marks of identification or designation and such legends or endorsements thereon as the Company deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any applicable law, rule, or regulation applicable to the Company or the Shares. The Warrant Certificates shall be executed on behalf of the Company by the manual, facsimile, or imprinted signature of its Chairman of the Board, its president or any vice president and shall be attested by the manual, facsimile, or imprinted signature its secretary or any assistant secretary.

        3.    Term of Warrants.

        (a)    The term for the exercise of the Warrants shall begin at 9:00 a.m., Austin, Texas time on the date that Treaty Oak Bank (the "Bank") opens for business (the "Issue Date") in Austin, Texas. The term for the exercise of the Warrants shall expire at 2:00 p.m., Austin, Texas, time on the earlier to occur of (i) June 30, 2007, or (ii) the date provided in Section 3(b) of this Agreement (the "Expiration Time").

        (b)   Notwithstanding any provision of this Agreement or any Warrant Certificate to the contrary, the Warrants shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank's state or primary federal regulator ("Regulator") that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring exercise or forfeiture of warrants. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Holder that he must exercise the Warrants granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Warrant(s). In case of forfeiture, no Holder shall have any cause of action, of any kind or nature, against the Company, the Bank, or any of their respective officers or directors with respect to the forfeiture. In addition, the Company shall not be liable to any Holder due to the failure or inability of the Company to provide adequate notice to Holder.

        4.    Exercise of Warrants.    The purchase price per Share to be paid by a Holder for Shares subject to the Warrants shall be $10.00, subject to adjustment as set forth in Section 11 of this Agreement (the

"Exercise Price"). A Holder may exercise Warrants evidenced by a Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired.

        5.    Delivery of Shares; Partial Exercise.    Upon receipt of the items set forth in Section 4, and subject to the terms of this Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of a Warrant. In the event of a partial exercise of Warrant(s), a new Warrant Certificate evidencing the number of Shares that remain subject to the Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

        6.    Registration of Transfer and Exchange.

        (a)    The Company shall keep, or cause to be kept, at its principal place of business or at such other location designated by the Company, a register or registers in which, subject to such reasonable regulations as the Company may prescribe, the registrar and transfer agent (the "Securities Registrar") shall register the Warrant Certificates and the transfers thereof as provided herein ("Securities Register"). The initial Securities Registrar shall be the secretary of the Company, and thereafter, the Securities Registrar may be removed and/or appointed as authorized by the Company.

        (b)   Upon surrender for registration of transfer of any Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

        (c)   At the option of the Holder, Warrant Certificates maybe exchanged for other Warrant Certificates of like tenor and in like aggregate amount upon surrender of the Warrant Certificates to be exchanged. Upon such surrender, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

        (d)   Every Warrant Certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the Company or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Securities Registrar, duly executed by the registered Holder or by such Holder's duly authorized attorney in writing.

        7.    Replacement of Warrant Certificates.

        (a)    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of a Warrant Certificate and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, surrender, and cancellation of such Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount. In the case of loss, theft, or destruction of a Warrant Certificate, prior to the issuance of a replacement Warrant Certificate, the Company may also require that a bond be posted in such amount as the Company may determine is necessary as indemnity against any claim that may be made against it with respect to such Warrant Certificate.

        (b)   All Warrants shall be held and owned under the express condition that the provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Warrant Certificates and shall preclude (to the extent lawful) all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

        (c)   Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company and its agents and counsel) connected therewith.

        (d)   Every new Warrant Certificate issued pursuant to this Section shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

        8.    Persons Deemed Holders.    Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar, and any other agent of the Company may treat the person in whose name such Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant Certificate and of the Warrant represented by such Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or in the Warrant represented by such Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

        9.    Cancellation.    All Warrant Certificates surrendered for the purpose of exercise, exchange or registration of transfer shall be cancelled by the Securities Registrar, and no Warrant Certificates shall be issued in lieu thereof, except as expressly permitted by the provisions of this Agreement.

        10.    Fractional Shares.    The Company shall not be required to issue Warrant Certificates exercisable for fractional Shares or to issue fractional Shares upon the exercise of Warrants. Warrant Certificates exercisable for fractional Shares shall expire as of the Expiration Date, and a Holder of such Warrant Certificates shall not be entitled to any consideration of any kind or nature in respect of such Warrant or Warrant Certificate.

        11.    Stock Dividends, Splits, Etc.

        (a)    If, prior to the Expiration Time, the Company shall subdivide its outstanding Shares into a greater number of Shares, or declare and pay a dividend of its Shares payable in additional Shares, the Exercise Price, as then in effect, shall be proportionately reduced, and the Company shall proportionately increase the number of Shares then subject to exercise under this Warrant (and not previously exercised.)

        (b)   If, prior to the Expiration Time, the Company shall combine its outstanding Shares into a lesser number of Shares, the Exercise Price, as then in effect, shall be proportionately increased, and the Company shall proportionately reduce the number of Shares then subject to exercise under this Warrant (and not previously exercised.)

        12.    Reorganization, Reclassifications, Consolidation or Merger.    If, prior to the Expiration Time, there shall be a reorganization or reclassification of the Shares (other than as provided in Section 11 of this Agreement) or any consolidation or merger of the Company with another entity, the Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of Shares, deliverable upon the exercise of a Warrant, would have been entitled upon such reorganization, reclassification, consolidation, or merger; and, in any case, the Company shall make appropriate adjustments (as determined by the board of directors of the Company in its sole discretion) in the application of the provisions with respect to the rights and interests of the Holders so that the provisions set forth in this Agreement (including the adjustment to the Exercise Price and the number of Shares issuable upon exercise of the Warrants) shall be applicable, as nearly as may be practicable, to any shares or other property thereafter deliverable upon the exercise of this Warrant.

        13.    Certificate as to Adjustments; Issuance of New Warrant Certificates.    Within thirty (30) days following any adjustment provided for in Section 11 or 12 of this Agreement, the Company shall give written notice of the adjustment to the Holders as provided in Section 14(a) of this Agreement. The notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of the Warrant(s) and shall set forth in reasonable detail the method of calculation for each. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Company, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Warrants.

        14.    Miscellaneous.

        (a)    Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at 3811 Bee Cave Road, Suite 209, Austin, Texas 78746 and (ii) if given to a Holder, at the address set forth for the Holder on the books and records of the Company. A notice given to the Company by a Holder with respect to the exercise of a Warrant shall not be effective until received by the Company.

        (b)   The Company shall, at all times, reserve and keep available out of its authorized and unissued Shares or out of any Shares held in treasury that number of Shares that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants. The Company shall take all such action as may be necessary to ensure that all Shares delivered upon exercise of any Warrants shall, at the time of delivery of the Warrant Certificates for such Shares, be duly authorized, validly issued, fully paid and nonassessable.

        (c)   The Company shall pay when due and payable any and all federal and state transfer taxes and charges (other any applicable income taxes) that may be payable in respect of the issuance and delivery of Warrant Certificates or of certificates for Shares receivable upon the exercise of any Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery (i) of any Warrant Certificate or stock certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered or (ii) of any Warrant Certificate under Section 7.

        (d)   No Holder, in his capacity as such, shall be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon any Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporation action, or to receive notices of meeting or other actions affecting shareholders.

        (e)   Each Holder, by accepting a Warrant Certificate, accepts and agrees to the terns of this Agreement. The terms of this Agreement shall be binding upon the Company and the Holders and their respective heirs, successors, representatives, and permitted assigns. Nothing expressed or referred to herein is intended or will be construed to give any person other than the Company or the Holders any legal or equitable right, remedy, or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Company and the Holders that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Company and the Holders and for the benefit of no other person.

        (f)    This Agreement constitutes the full understanding of the Company and the Holders, a complete allocation of risks between them, and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the Company and any Holder with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding, or agreement purporting to modify, vary, explain, or supplement the terms or conditions of this Agreement will be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

        (g)   The headings contained in this Agreement are for convenience of reference only and will not affect in anyway the meaning or interpretation of this Agreement. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word "or" is used in the inclusive sense. References to a person are also to its permitted successors or assigns. No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

        (h)   This Agreement shall terminate upon the earlier of (i) the Expiration Time, or (ii) the close of business on the date on which all Warrants shall have been exercised.

        (i)    THIS AGREEMENT, EACH WARRANT, AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION IN TRAVIS COUNTY, TEXAS.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

TREATY OAK BANCORP, INC.
By:
Terry W. Hamann

EXHIBIT A

LIST OF INITIAL SHAREHOLDERS

A-1

EXHIBIT B

FORM OF WARRANT CERTIFICATE

  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF 2004, BYTREATY OAK CANCORP, INC., A TEXAS CORPORATION ("COMPANY"), IN FAVOR OF THE PERSONS LISTED ON EXHIBIT A THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME ("AGREEMENT"). A COPY OF THE FORM OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

No. W-	Number of Warrants:

TREATY OAK BANCORP, INC.

WARRANT CERTIFICATE

        This Warrant Certificate certifies that                        , or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid and non-assessable shares of common stock, $.01 par value of the Company ("Shares") set forth above, at the exercise price, subject to adjustment in certain events ("Exercise Price"), of $10.00 per share ("Warrant").

        The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties, and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supersede.

        This Warrant may not be exercised after 2:00 p.m., Austin, Texas time, on the earlier to occur of (i) June 30, 2007, or (ii) the date provided in Section 3(b) of the Agreement (the "Expiration Time").

        The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired.

        Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of this Warrant. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Shares that remain subject to this Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

        The Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

        Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

        Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

        The Holder, in his capacity as such, shall not be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise o£ this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporation action, or to receive notices of meeting or other actions affecting shareholders.

        Any notice or other communication required or permitted to be made by the Holder to the Company shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Company, at 3811 Bee Cave Road, Suite 209, Austin, Texas 78746 (or such other address as designated in writing to the Holder by the Company). A notice given to the Company by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Company.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate

Dated as of                        ,2004.

TREATY OAK BANCORP, INC., a Texas corporation
	By:	Terry W. Hamann
[SEAL]
Attest:

Name:

Title:

QuickLinks

  Exhibit 10.5
WARRANT AGREEMENT
EXHIBIT A LIST OF INITIAL SHAREHOLDERS
EXHIBIT B FORM OF WARRANT CERTIFICATE
TREATY OAK BANCORP, INC. WARRANT CERTIFICATE